Exhibit 10.45

January 8, 2009

Mr. Anthony Hicks

Otter Tail Ag Enterprises, LLC

24096 170th Ave.

Fergus Falls, MN 56537-7518

RE:  Limited Tangible Net Worth Covenant Waiver

Dear Anthony:

Please be advised that AgStar Financial Services, PCA (“AgStar”) with the agreement and consent of the participating lenders to that certain Amended and Restated Master Loan Agreement between Otter Tail Ag Enterprises, LLC (“OTAE”) and AgStar dated June 23, 2008 (the “Master Loan Agreement”), has approved your request to provide the following limited waiver, effective as of the Completion Date.  Terms used but not defined in this letter shall have the meaning assigned to them in the Master Loan Agreement.

AgStar hereby acknowledges its waiver of the requirement that OTAE (a) furnish to AgStar certain audited financial statements within ninety (90) days of the end of OTAE’s 2008 fiscal year, as required under Section 5.01(c)(i) of the Master Loan Agreement; and (b) achieve Tangible Net Worth of $43,000,000.00 on the Completion Date and as of September 30, 2008 (the end of OTAE’s 2008 fiscal year), as required under Section 5.01(e) of the Master Loan Agreement.  OTAE’s failure to comply with the specific covenants indicated above on the specific dates indicated above shall not be deemed by AgStar to be an Event of Default under the terms of the Master Loan Agreement; the next reporting date for such requirements shall be as set forth in the Master Loan Agreement, prior to October 1, 2009.  OTAE agrees that AgStar’s waiver is limited as set forth above and that the terms and conditions of the Master Loan Agreement and the other Loan Documents shall remain in full force and effect.

Except as expressly provided herein, nothing in this letter constitutes a (i) waiver of any default, Event of Default, or breach of covenants or agreements by OTAE under the Master Loan Agreement or the other Loan Documents; or (ii) waiver of any rights or remedies of AgStar under the Master Loan Agreement or the other Loan Documents.

If there are any questions please give me a call.

Sincerely,

AGSTAR FINANCIAL SERVICES, PCA,

/s/ Ron Monson
By: Ron Monson
Its: Vice President